TASKER PRODUCTS

PRESS RELEASE

Tasker Capital Announces Planned Corporate Restructuring, Including Management Changes

DANBURY, CT - November 21, 2005 -Tasker Capital Corp. (OTC Bulletin Board: TKER), a distributor and marketer of a proprietary technology that is highly effective in inhibiting pathogenic bacteria, announced today that it intends to implement a corporate restructuring plan designed to decrease expenses, strengthen management and streamline operations. The new initiatives are expected to reduce the Company’s anticipated cash burn rate, while allowing the Company to focus its resources on the manufacturing, marketing and distribution of its Unifresh™ pen spray concentrate and its Unifresh™ footbath concentrate, as well as its poultry processing and seafood processing products. The Company expects that the restructuring will allow it to exploit its promising technology and concentrate on near-term revenue opportunities.

The Company also announced that the Board of Directors intends to terminate the employment of the Company’s current Chief Executive Officer and President, Robert Appleby at its November 22, 2005 Board meeting. The Company cited, among other reasons, philosophical differences between Mr. Appleby and the majority of other Board members.

Gordon Davis, the Chairman of Tasker’s Board of Directors, stated, “The Company intends to materially reduce operating expenses. While we continue to develop a complete restructuring plan, our goal is to take the necessary actions to focus on developing our priority products and markets and operate our business in a cost-effective manner. In addition, the Board will conduct a thorough search for a new CEO.”

As a result of these developments, the conference call scheduled for today will be in a listen-only mode. However, the Board plans to schedule another conference call at a later date to provide an update on the implementation of the restructuring plan for investors, which will include a question and answer session.

Conference Call Details:

Date/Time:	Monday, November 21 @ 11:00 AM (EST)
Telephone Number:	877-690-6769
Passcode:	21269146
Internet Access:	www.taskerproducts.com and
www.Vcall.com

About Tasker Capital

Tasker Capital Corp. is a manufacturer, distributor and marketer of products using a unique, licensed patented process that utilizes a highly charged, acidified, yet stable and safe solution that enables copper sulfate, a compound widely known for its bacteriostatic properties, to remain active throughout a wide range of pH values. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list, send an email to tasker@wallstreetir.com. Additional information about Tasker is also available at www.taskerproducts.com.

This release and our other communications, including the conference calls described above, contain forward-looking statements, including statements about (1) Tasker’s ability to implement a corporate restructuring plan designed to decrease expenses, strengthen management and streamline operations, (2) Tasker’s expectations that the restructuring plan can reduce cash burn rate while allowing the Company to focus its resources in the food processing, footbath and pen spray area, (3) Tasker’s expectations that the restructuring will allow it to exploit its promising technology and concentrate on near-term revenue opportunities, (4) Tasker’s ability to materially reduce operating expenses, (5) Tasker’s goal to take the necessary actions to focus its business on developing priority products and markets and operate its business in a cost-effective manner. Forward-looking statements, including those set forth above, involve estimates, assumptions, known and unknown risks and uncertainties. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, (1)Tasker’s ability to reduce its burn rate, (2) Tasker’s ability to fund its operations, (3) Tasker’s ability to effectively prioritize its business operations, (4) Tasker’s ability to successfully market its products and compete with other products in its space, (5) the risk of unfavorable regulation or the inability to obtain any necessary approvals to manufacture, market and sell Tasker’s products, and (6) the fact that Tasker is a development stage company, which makes its future unclear. Consequently you should not place undue reliance on these forward-looking statements. Tasker discusses many of these and other risks and uncertainties in greater detail in the filings they make with the Securities and Exchange Commission, including in the Company's most recent Report on Form 10-KSB and Form 10-QSB. The information contained in any forward-looking statements in this release is qualified in its entirety be reference to cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission.

Investor Contact:

    Joseph M. Zappulla
    Wall Street Consultants Corp.
    212-681-4100
    jzappulla@wallstreetir.com